UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

 Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 8, 2022

 Chico’s FAS, Inc.
(Exact Name of Registrant as Specified in its Charter)

 Florida
(State or Other Jurisdiction of Incorporation)

001-16435	59-2389435
(Commission File Number)	(IRS Employer Identification No.)

11215 Metro Parkway	Fort Myers	Florida	33966
(Address of Principal Executive Offices)			(Zip code)
(239) 277-6200
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 Per Share	CHS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 8, 2022, the Board of Directors (the “Board”) of Chico’s FAS, Inc. (the “Company”) approved a Board leadership transition plan. Executive Chair Bonnie R. Brooks will step down as Executive Chair of the Board effective immediately following the Company’s 2022 Annual Meeting of Shareholders. Ms. Brooks will continue to serve as a director on the Board and as a member of the Board’s Merchant Committee and Executive Committee.
Ms. Brooks has been a director on the Board since 2016 and has served as Executive Chair of the Board since 2020. She previously served as Chief Executive Officer and President of the Company from 2019 to 2020, after serving as Interim CEO and President beginning April 24, 2019.

Item 7.01. Regulation FD Disclosure.
In connection with the Board leadership transition plan, on March 8, 2022, the Board appointed Kevin Mansell as the next Chair of the Board, effective immediately following the Company’s 2022 Annual Meeting of Shareholders. With Mr. Mansell’s appointment, the Chair of the Board will again be an independent director.
Mr. Mansell joined the Board in April 2021 and has served as Lead Independent Director since the Company’s 2021 Annual Meeting of Shareholders.
Item 9.01. Financial Statements and Exhibits.

(d)Exhibits:

Exhibit 99.1	Press Release of Chico's FAS, Inc. dated March 11, 2022
Exhibit 104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICO’S FAS, INC.

Date: March 11, 2022	By:
/s/ Patrick J. Guido
Patrick J. Guido, Executive Vice President - Chief Financial Officer